SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2002

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 3000, Houston, Texas 77002

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code    (713) 993-4610

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On March 14, 2002, Sanders Morris Harris Group Inc. (the “Company”) announced that its board of directors intends to declare quarterly cash dividends on the common stock, in the amount of $0.025 per share, commencing in the first quarter of 2002.

Consistent with this policy, on March 14, 2002, the Company also announced that its board of directors declared a cash dividend for the first quarter of 2002, in the amount of $0.025 per share of common stock.  The cash dividend will be payable on April 8, 2002 to holders of record of the issued and outstanding common stock as of the close of business on March 25, 2002.

Any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors including, general economics and business conditions, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal and regulatory restrictions on the payment of dividends, and such other factors the board of directors considers relevant.

Item 7.   Financial Statements and Exhibits.

a.                                       Financial statements of business acquired

Not Applicable.

b.                                      Pro forma financial information

Not Applicable.

c.                                       Exhibits

99.1                           Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ Robert E. Garrison II
Robert E. Garrison II,
President and Chief Executive Officer

Date: March 14, 2002